Exhibit 99.1

STG Group Announces Appointment of New President and Chief Operating Officer

Phillip Lacombe to Assume Responsibilities in September 2016

Reston VA, September 6, 2016 – STG Group, Inc. (OTCQB: STGG), a leading provider of mission-critical technology, cyber, and data solutions to the U.S. Government, announced today that Phillip Lacombe is joining STG as President and Chief Operating Officer on September 12, 2016. Mr. Lacombe will lead our management team as they continue to create new growth opportunities and deliver innovations that advance the national security of the United States and its allies.

Mr. Lacombe is a seasoned industry executive with over 20 years of leadership experience in the defense and national security technology sector. In 2008 he co-founded Secure Mission Solutions, which he led as President and Chief Operating Officer until its acquisition by Parsons in 2014. He remained with Parsons to lead its commercial cyber security business and the SMS business unit. Prior to SMS, Mr. Lacombe held senior positions with a number of major defense technology businesses, including SAIC, General Dynamics, and Veridian Corporation. He has served on a number of U.S. Government panels, including as Staff Director of the President’s Commission on Critical Infrastructure Protection. His career began as an Air Force officer, and he completed his service as a Colonel.

Simon Lee, Chairman of the Board of STG Group, said, “The STG Board of Directors is delighted to announce the appointment of Phillip Lacombe as President and COO. Phillip is a highly accomplished leader in the national security sector, with the qualities and experience to build on STG’s success in advancing customer mission objectives with innovative cyber, data and software solutions. He has proven his ability to drive growth through successful M&A and organic business development, and we look forward to benefitting from this outstanding track record as he leads the future expected growth of the company.”

Mr. Lacombe said, “I am thrilled to be joining STG Group at this pivotal moment. The U.S. faces growing complexity in the challenges to its national security. I strongly believe STG has the vision, talent, experience and dedication to expand as a key partner to the U.S Government. I look forward to helping realize a bright future for STG as we execute the strategy and deliver significant value to all stakeholders.”

Mr. Lacombe’s appointment is another critical step in the Company’s strategic development since completing its business combination with Global Defense & National Security Systems, Inc. late last year. Mr. Lacombe will lead a management team that has been significantly strengthened over the past year. Together, their experience and capabilities are expected to position the company as a recognized leader in the key growth areas of the national security market.

STG Group, Inc. Contact:

Bobby Winters, Alpha IR Group

929-266-6315

STGG@alpha-ir.com

About STG

STG Group, Inc. is a leading provider of mission-critical technology, cyber and data solutions to more than 50 US Federal Agencies. Applying decades of experience, the company works to ensure the security of the digital domain, the effectiveness of complex IT systems and the delivery of quality intelligence to decision makers. STG is a Washington Technology Top 100 Company. Visit STG at www.stg.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, risks relating to success in retaining or recruiting officers, key employees or directors, the potential liquidity and trading of our securities, and the size of our addressable markets and the amount of U.S. government spending on private contractors. In addition, please refer to risks described in the “Risk Factors” in STG’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC. Please also refer to the other documents that STG filed with the SEC on Forms 10-K, 10-Q and 8-K. The filings by STG identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this press release. STG is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.